UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Baytex Credit Corp.
(Exact name of registrant as specified in its charter)

Texas	76-0312981
(State or other jurisdiction of incorporation or organization)	I.R.S.Employer Identification No.

4899 Montrose Blvd, Ste 805 Houston, Texas	77006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 713-520-9222

Copies to:	W. V. Walker, Esq.	Martin Estill
	4899 Montrose Blvd, Ste 805	P.O. Box 701383
	Houston, Texas 77006	Houston, Texas 77270
	Tel. 713-520-9222	Tel. 281-398-9854
Email:	bill@wvwalker.com	Email: spurgrowthpartners@yahoo.com

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

COMMON STOCK (par value $0.01)

(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Baytex Credit Corp. is filing this General Form for Registration of Securities on Form 10 to register our common stock pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). After this registration statement is deemed effective, we will be subject to the requirements of Regulation 13A under the Exchange Act, which will require us to file annual reports on Form 10-K or Form 10-K, quarterly reports on Form 10-Q or Form 10-Q, and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Unless otherwise noted, references in this Registration Statement to the “Company”, the “Registrant”, “we”, “our”, or “us” means Baytex Credit Corp.

FORWARD-LOOKING STATEMENTS

There are statements in this registration statement that are not historical facts. These “forward-looking statements” can be identified by use of terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions. You should be aware that these forward-looking statements are subject to risks and uncertainties that are beyond our control. For a discussion of these risks, you should read this entire Registration Statement carefully, especially the risks discussed under “Risk Factors.” Although management believes that the assumptions underlying the forward-looking statements included in this Registration Statement are reasonable, they do not guarantee our future performance and actual results could differ from those contemplated by these forward-looking statements. The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained in this Registration Statement will in fact transpire. You are cautioned not to place undue reliance on the continuing accuracy on these forward-looking statements, which relate only to the referenced dates. We do not undertake any obligation to update or revise any forward-looking statements.

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Item 1 - Business

Overview

Baytex Credit Corp. is a business engaged in the commercialization of the re:venue™ internet marketing platform for the restaurant and bar markets. Our Company’s core business is to market and sell re:venue™, a web based portal that the management of a restaurant or bar uses to control the content and communication for all e-marketing. The portal is part of the business website and includes: a content management system; event management; broadcast and narrowcast communications; staff and vendor management; and analytics on the effectiveness of every event.

In December 2015, our Company acquired a source code license agreement to market the re:venue™ solution from REVENUE LLC for commercialization worldwide. The re:venue system has been successfully used by several businesses in the restaurant/bar sector as a proprietary solution for over five years. The estimate of the market opportunity for this technology is a billion dollars per year for US based restaurant and bar businesses as recurring revenue using software as a service under a subscription based licensing model. (This is based on a recent industry report showing approximately one million bars/restaurants in the USA multiplied by an annual subscription fee for re:venue of $3,000)

Our Strategy

Baytex intends to pursue a three tiered go to market strategy of direct sales to restaurants and bars and working through established POS providers and distributors of other products to these businesses. Due to our small size and flat management structure, we can respond to opportunities that are generally too small or too complicated for many of our competitors. Such opportunities require specialized executive and technical management time and patience. We also intend to seek opportunities through traditional industry sources and through our network of industry contacts. Members of our management team have extensive experience in the food and beverage service industry.

We plan to attract and keep future employees by offering above industry standard salaries, stock options and other forms of incentives. We intend to create a flat and responsive operating structure that will allow sales in the retail food and beverage service businesses. We now have two employees. However, we expect to hire additional personnel and incur more expenses to develop our Company’s infrastructure and the marketing of the business solution that re:venue™ represents.

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We believe that equity ownership will align the interests of our IP licensors, business managers, employees, and stockholders. Currently, our Chairman owns or have voting control over approximately 66% of our common stock. As we grow, we expect to issue equity to our managers, employees and stockholders to incentivize them to continue to create value.

Marketing & Pricing

Price for this type of technology is based upon market perceived value from business generated through the use of the system. The variables in this market include the following:

•	Technological advances that impact all software solutions;

•	Overall economic conditions and corresponding income from clients;

•	The level of consumer usage of e-marketing technology;

•	Competitive pressures on the restaurant/bar industry;

•	The price and availability of competitive offerings;

•	Generational swings in buying trends by the ultimate customers or the restaurants/bars;

We intend to compete with numerous other companies in our industry. Our competitors in the sale of web based technical solutions to the hospitality, beverage marketing, bar, and nightclub businesses include larger integrated technology businesses, including many that have significantly greater financial resources and in-house technical expertise.

Governmental Regulations

Federal Income Tax. Federal income tax laws affect our operations.

Other Laws and Regulations. Various laws and regulations may require permits for normal operations. The effect of these laws and regulations, as well as other regulations that could be promulgated by the jurisdictions in which the Company has customers will require the Company to track, to report and to manage the taxes.

Employees

We have two employees, none of whom are full time. We use the services of independent consultants and contractors to perform various professional services, including legal, accounting and tax services, software development and support, sales and marketing. We rely on our management team for prospect generation and evaluation.

Bankruptcy

On April 1, 2016, the Company filed a petition for reorganization under Chapter 11 of the Bankruptcy Code. The issues with creditors which precipitated the filing were resolved in the following months. In July 2016, the parties settled the disputes. An agreed Motion for Dismissal was filed by the parties. On August 11, 2016, the Order for Dismissal with prejudice was signed and filed by all parties.

Item 1A - Risk Factors

In addition to the other information set forth elsewhere in this Form 10, you should carefully consider the following factors when evaluating the Company. An investment in the Company is subject to risks inherent in our business. There is no trading market for the shares of the Company, and there is no assurance that one will develop. Investment in the shares of the Company and the price of the shares of the Company is affected by the performance of our business relative to, among other things, competition, market conditions and general economic and industry conditions. The value of an investment in the Company may decrease, resulting in a loss. The risk factors listed below are not all inclusive and are not exhaustive.

Risks Related to Our Corporate Makeup and the Common Stock

We have a limited operating history and limited revenues or earnings from operations.

The Company acquired a perpetual source code license to the re:venue™ software in December, 2015. We are a developmental stage company, and we have elected to be a small reporting company with the filing of this registration statement. Our auditor’s going concern opinion and the notation in the financial statements indicate that we have significant operating losses and negative cash flows which raise doubt about the ability of the Company to continue as a “going concern.”

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We rely on a few key employees whose absence or loss could disrupt our operations resulting in a loss of revenues.

Many key responsibilities within our business have been assigned to a small number of employees. The loss of their services, particularly the loss of Martin Estill, our President and Chief Executive Officer, or William Walker, our Chairman could disrupt our operations resulting in a loss of revenues. We have an employment contract with each of our executives, but the executives may terminate at will, and our executives are not restricted from competing with us. Additionally, as a practical matter, any employment agreement we may enter into will not assure the retention of our employees. We do not maintain “key person” life insurance policies on any of our employees. As a result, we are not insured against any losses resulting from the death of our key employees.

We are dependent on the technical services provided by our independent consultants and could be seriously harmed if we cannot obtain the services of these consultants.

Because we have only two employees at this time, we are dependent upon consultants and contractors for the success of our software projects, sales, and marketing and expect to remain so for the foreseeable future. Highly qualified software and sales staff are difficult to attract and retain. As a result, the loss of the services of one or more of our consulting contractors could have a material adverse effect on us and could prevent us from pursuing our business plan. Additionally, the loss by our contractors could have a material adverse effect on our operations as well.

Our ability to successfully execute our business plan is dependent on our ability to obtain adequate financing.

Our business plan, marketing sales management, software development and maintenance has required and is expected to continue to require substantial capital expenditures. We may require additional financing to fund our planned growth. Our ability to raise additional capital will depend on the results of our operations and the status of various capital and industry markets at the time we seek such capital. Accordingly, we cannot be certain that additional financing will be available to us on acceptable terms, if at all. In the event additional capital resources are unavailable, we may be required to curtail our sales and development activities or be forced to sell some of our assets in an untimely fashion or on less than favorable terms.

Our officers and directors together control a significant percentage of our common stock, and their interests may conflict with those of our other stockholders.

Our Chairman, William Walker, beneficially owns 66% of our outstanding common stock. As a result, these executives and majority stockholders acting together are able to exercise significant influence over most matters requiring approval by our stockholders, including the election of directors and the approval of significant corporate transactions. Such a concentration of ownership may have the effect of delaying or preventing a change in control of the Company, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices.

Our officers and directors have multiple interests in commercial enterprises, independent of the interests of the Company, and none may devote their full time to the business of the Company.

Our executive officers and directors hold independent interests and investments other than their interest in the Company. In addition, the executive officers who are employees of the Company may not be devoting their full time to the business of the Company, but each may give attention to the business of their other interests. In making decisions involving the business of the Company, each is required to fully disclose to the other officers and directors the interest that one may have in any property which may conflict with the interest of the Company. See Item 1-Business-Employees, Item 1A-Risk Factors, Item 7-Certain Relationships and Related Transactions.

We can give no assurances that our common stock will begin trading in a public market and achieving this goal is subject to regulatory review and compliance matters.

As of the date of the filing of this registration statement, there is no market for our shares. We have a limited number of shareholders, and we can give no assurance that an active trading market will develop. We contemplate that if this registration statement is effective, we will take appropriate steps to register our shares in the future and to select appropriate markets for the shares. The process of registration of the shares and applications to markets is subject to regulation and review by authorities, and there is no assurance that our shares and the transactions in shares will become registered.

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If the common stock of the Company is traded in a public market, the price for the shares will be subject to market changes, and purchasers may suffer dilution because of the low price paid by the founders and the valuation of the shares when issued in connection with property acquisitions.

The founder acquired shares at a low price per share. Subsequent purchasers may pay a higher price, and this event will cause dilution in the value per share paid by the purchaser when compared to other investors. In addition, the market for the shares, if any develops, may be thinly traded and, therefore, subject to price changes and fluctuations which could limit the ability of the shareholder to find liquidity for the stock at reasonable prices. In addition, the Company may use its common stock for the acquisition of properties. The price valuation of the shares will be subject to negotiation if the market price is not stable and the trading market thin. In that event, the price value of the shares used in the acquisitions may be under the then trading price, and this event may cause diminution in the value of the shares held by our shareholders.

We do not currently pay dividends on our common stock and do not anticipate doing so in the future.

We have paid no cash dividends on our common stock, and there can be no assurance that we will achieve sufficient earnings to pay cash dividends on our common stock in the future. We intend to retain any earnings to fund our operations. Therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Risks Related to Our Business and Industry

The volatility of share prices may be due to factors beyond our control.

Our revenues, operating results, profitability, future rate of growth and the carrying value of our shares depend primarily upon the prevailing prices for shares in the domestic capital markets. Historically, these markets have been volatile and are subject to fluctuations in response to changes in supply and demand, market uncertainty and a variety of additional factors that are beyond our control, including:

•	the price levels, and expectations about future prices, of small cap common stocks;

•	the level of consumer demand for beverage and food services;

•	the price and availability of comparable products and services;

•	risks associated with Internet security;

•	domestic governmental regulations and taxes;

•	the overall economic environment.

We face extensive competition in our industry.

The e-marketing technology industry is intensely competitive, and we compete with other companies that have greater resources. Many of these companies not only develop and deliver software solutions but also provide consulting services, national or worldwide basis. These competitors may be better positioned to take advantage of industry opportunities and to withstand changes affecting the industry, such as utilizing new technology or leveraging partner relationships.

Item 2 - Financial Information

MANAGEMENT’S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The following is a discussion and analysis of the Company’s financial condition for the fiscal years ending March 31, 2017 and March 31, 2016, and for the nine months ended December 31, 207 and 2016.

RESULTS OF OPERATIONS

Working Capital

	December 31,	December 31,	March 31,	March 31,
	2017	2016	2017	2016
Current Assets	$1,111	44	$7,500	$4
Current Liabilities	$548,263	528,550	$536,679	$1,262,272
Working Capital (Deficit)	$(547,152)	(528,506)	$(529,179)	$1,262,268

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Cash Flows

	Nine Months Ended December 31, 2017	Nine Months Ended December 31, 2016	Year Ended March 31, 2017	Year Ended March 31, 2016

Cash Flows Provided by (used in) Operating Activities	$(11,889)	$(56)	(4)	(17)

Cash Flows Provided by Financing Activities	$13,000	$96	-	-

Net increase (decrease) in Cash During Period	$1,111	$40	(4)	(17)

Three and Nine Months Ended December 31, 2017 Compared to Three and Nine Months Ended December 31, 2016.

Operating Expenses and Net Loss

During the nine months ended December 31, 2017 our operating expenses were $28,893, compared to $16,238 for the nine months ended December 31, 2016. Operating expenses were consistent over the two periods, and resulted primarily from legal and accounting fees incurred.

During the three months ended December 31, 2017 our operating expenses were $11,032, compared to $21 for the three months ended December 31, 2016. Operating expenses increased due to an increase in professional fees incurred.

During the nine months ended December 31, 2017, we incurred a net loss of $28,973, compared to $16,238 for the nine months ended December 31, 2016.

During the three months ended December 31, 2017, we incurred a net loss of $11,112, compared to $21 for the three months ended December 31, 2016.

Liquidity and Capital Resources

As at December 31, 2017, we had a cash balance of $1,111 and total assets of $1,111, compared with $0 of cash, prepaid expenses of $7,500 and total assets of $7,500 as at March 31, 2017. Decrease in assets are primarily due to the decrease in prepaid expenses of $7,500.

As at December 31, 2017, we had total liabilities of $559,263 compared with total liabilities of $536,679 at March 31, 2017. The increase was due to an increase in accounts payable of $9,584, and an increase in due to related party of $2,000.

As at December 31, 2017, we had a working capital deficit of $547,152 compared with a working capital deficit of $529,179 as at March 31, 2017. The decrease in working capital was primarily due to a decrease in prepaid expenses, and an increase in accounts payable.

Cash flow from Operating Activities

During the nine months ended December 31, 2017, net cash used in operating activities was $11,889, which resulted from $28,973 net loss, offset by $7,500 from prepaid expenses, and $9,584 from accounts payable and accrued liabilities. During the nine months ended December 31, 2016, net cash used in operating activities was $56, which resulted from $16,238 net loss, offset by $16,182 from accounts payable and accrued liabilities.

Cash flow from Investing Activities

There were no investing activities for the nine months ended December 31, 2017, or 2016.

Cash flow from Financing Activities

During the nine months ended December 31, 2017, $13,000 net cash was provided by financing activities, consisting of $11,000 from proceeds from note payable – related party, and $2,000 proceeds from related party.

There were no financing activities for the six months ended December 31, 2016.

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Year Ended March 31, 2017 Compared to Year Ended March 31, 2016

Operating Expenses and Net Loss

During the year ended March 31, 2017 our operating expenses were $16,911, compared to $662,289 for the year ended March 31, 2016. The decrease in Operating expenses from 2017 to 2016 resulted primarily from a decrease in professional fee of $394,885 and a decrease in license fee expense of $250,000.

Liquidity and Capital Resources

As at March 31, 2017, we had a cash balance of $0, prepaid expenses of $7,500 and total assets of $7,500, compared with $4 of cash, prepaid expenses of $0 and total assets of $4 as at March 31, 2016. Increase in assets are primarily due to the increase in prepaid expenses of $7,500.

As at March 31, 2017, we had total liabilities of $536,679 compared with total liabilities of $1,262,272 at March 31, 2016. The decrease was due to an increase in accounts payable of $16,186, a decrease in notes payable – related parties of $750,000 and an increase in due to related party of $8,221.

As at March 31, 2017, we had a working capital deficit of $529,179 compared with a working capital deficit of $1,262,268 as at March 31, 2016. The increase in working capital was primarily due to an increase in prepaid expenses, an increase in accounts payable, a decrease in notes payable – related party and an increase in due to related party.

Cash flow from Operating Activities

During the year ended March 31, 2017, net cash used in operating activities was $4, which resulted from $16,911 net loss, offset by $7,500 from prepaid expenses, and $24,336 from accounts payable and accrued liabilities and $71 due to related party. During the six months ended March 31, 2016, net cash used in operating activities was $17, which resulted from $662,289 net loss, offset by $250,000 impairment of license fee, $400,000 consulting fee related party expense, 12,217 from accounts payable and accrued liabilities and $55 due to related party.

Cash flow from Investing Activities

There were no investing activities for the year ended March 31, 2017, or 2016.

Cash flow from Financing Activities

There were no financing activities for the year ended March 31, 2017, or 2016.

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Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Overview

Baytex Credit Corp. is a business engaged in the commercialization of the re:venue™, under a source code license agreement with REVENUE LLC, internet marketing platform for the restaurant and bar markets. Our Company’s core business is to market and sell re:venue™, a web based portal that the management of a restaurant or bar uses to control the content and communication for all e-marketing. The portal is part of the business website and includes: a content management system; event management; broadcast and narrowcast communications; staff and vendor management; and analytics on the effectiveness of every event.

Intellectual Property

The following is a description of the intellectual property which the Company acquired as a source code license in December 15, 2015:

re:venue™. The core technology is a platform specifically developed to provide e-marketing solutions for the restaurant/bar industry. The technology provides direct control of Internet, social media and other technology to drive clients to a restaurant or bar through event marketing campaigns. By empowering the business to directly influence the buyers, rather than through consulting services, the business gains the flexibility to remain relevant and compelling to the millennial clients.

The software was developed for use through the web as a hosted solution. Client’s log in, control the content of their websites, drive social media sites content, boost postings to gain higher trending metrics to appear on the first page of any relevant search engine or tracking site. The need to remain constantly in the eye of the buyers has successfully resulted in survival and growth for the originator of the technology in a very competitive sector.

The owners of re:venue™ determined that they would not commercially sell or market their technology, but they would instead authorize Baytex Credit Corp to do so by marketing, licensing, and servicing of the software solution.

Income and Operations

Sales. The Company intends to sell the re:venue™ solution as a SAAS (Software as a Solution) offering under an annual subscription fee. The software will be hosted in the cloud and will be accessed via a secure website by clients. Initial license subscription fees will be $250/month for the current solution. The company has had no revenue from current operations.

Taxes and Operating Expenses. The company will incur pass through sales tax obligations but does not anticipate any other taxes on operations. Operating expenses will vary based upon the volume of consulting services required for sales and marketing. All subscription agreements with clients will have a commission due to the consultant sales representative that will impact net revenue to the company. Marketing costs will not be directly associated with a sale and will be covered as an operation cost at the time they are incurred. Software consulting costs will be attributed to a client on request and handled as a pass through cost of services by charging the client for the additional functionality.

General and Administrative Expenses (Including salaries, general office and administrative, professional fees and travel related expenses). General and administrative expenses will be incurred as part of the overhead of commercializing the re:venue™ solution. Initially the company intends costs will be small due to the nature of the associated income from sales. These general and administrative costs are expected to increase as our technical and administrative staff grows to support our business needs.

Our plan of operation over the next 12 months are as follows:

•

Phase 1 (Q1-3 2018): The initial goal of capturing beta clients will provide the essential engagement and delivery processes and technical methods to scale re:venue™ to meet a larger installed base. During this time, the BayTex Credit will implement a series of technical enhancements and gain direct guidance from our initial distributor and business software channel partner.

•

Phase 2 (Q4 ’18 – Q3 ’19): The BayTex Credit will have proven most of the essential engagement processes and established a scalable solution by the middle of this year. The next stage is to grow to 100 clients to test the channel partners and the value of the distributor portal.

•

Phase 3 (Q4 ’19 and beyond): Based upon the success of Phases 1 & 2, BayTex Credit will be looking to replicate the channel partner/distributor model in other regions. This growth phase will create additional clients from across the country and the scaling of people will be a major growth issue, but one that should allow for success for the foreseeable future.

Capital Resources and Liquidity

Since acquiring the source code license (December 15, 2015), we have raised less than $30,000 in proceeds from loans from shareholders. Upon payment of the promissory note of $250,000 as consideration for the source code license Baytex will have a perpetual license. The Company has in part restructured its debt to creditors by issuing notes and exchanging shares of common stock in satisfaction of certain debt. The Company issued 1.42 million share of its common stock to pay $750,000 of debt of the Company. The Company has unsecured debt of $500,000 which is currently due to shareholders as of March 31, 2017 and December 31, 2017. The issuance of shares for the payment of debt may cause dilution to the then current shareholders, if the valuation of the shares used in a transaction is less than the amount invested by the shareholders. See Item 1A-Risk Factors. Furthermore, we may not be able to arrange such financings at favorable or attractive terms thus requiring us to fund our operations with existing cash resources which may result in our activities progressing at a slower pace that we can support.

Additional funding may not be available to us on acceptable terms or at all. In addition, the terms of any financing may adversely affect the holdings or the rights of our stockholders.

For example, if we raise additional funds by issuing equity securities or by selling debt securities, if convertible, further dilution to our existing stockholders would result. To the extent our capital resources are insufficient to meet our future capital requirements, we will need to finance our future cash needs through public or private equity offerings, collaboration agreements, debt financings or licensing arrangements.

If adequate funds are not available, we may be required to terminate, significantly modify or delay the development and launch of our businesses, reduce our planned commercialization efforts, or obtain funds through means that may require us to relinquish certain rights that we might otherwise seek to protect and retain. Further, we may elect to raise additional fundseven before we need them if we believe the conditions for raising capital are favorable.

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Controls and Procedures

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in our Exchange Act reports is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer, as appropriate, to allow timely decisions regarding required disclosure based closely on the definition of “disclosure controls and procedures” in Rule 13a-15(e). The Company is seeking to hire a Chief Financial Officer. In designing and evaluating the disclosure controls and procedures, management recognized that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives, and management necessarily was required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

Item 3 - Properties

Our Company’s executive offices are located at 4899 Montrose Blvd, Suite 805, Houston, Texas, 77006. We lease the offices from an affiliate under a month to month operating lease that expires in December 2018.

Item 4 - Security Ownership of Certain Beneficial Owners and Management

The following table reports the holdings of the directors and executive officers and those persons who own more than five percent of the common stock as of the date of this registration statement.

Shareholder and Position	Common Stock Holdings	Percent Beneficially Owned

William Walker, CEO, Director	877,000	36.24%

Martin Estill[1] President, Secretary, Director	780,000	32.23%

All Officers and Directors as a group

1.	Mr. Estill holds 53% of Revenue LLC and therefore has beneficial ownership of its 300,000 shares.

Item 5 - Directors and Executive Officers

The following table sets forth the names, ages and positions of our directors and executive officers:

Name	Age	Position

William Walker	72	Chief Executive Officer & Director

Martin Estill	63	President, Secretary & Director

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William Walker

Mr. Walker has been a majority shareholder and director of the Company for over 30 years. He is a lawyer licensed for over 46 years to practice in Texas and before the federal trial and appellate courts. He was a trial attorney with the U.S. Securities and Exchange Commission for three years in Fort Worth, Houston, and Washington D.C. His private practice experience was primarily in Houston with various law firms and as an independent practitioner. His legal practice has included assisting clients with (i) capital formation and finance through public offerings of debt and equity shares, public offerings of debt and equity shares, mergers and acquisitions; (ii) creating companies, joint ventures and reorganizations; (iii) structuring trade, commercial and licensing transactions in the United States and internationally.

Martin Estill

During the past 5 years Mr. Estill was employed by Halliburton Inc. as global account manager.

Martin is a seasoned software business professional with over 30 years of experience in sales, marketing, operations and executive management. He has also owned a series of restaurant/bars for the past 14 years. This combination of aligned business skills and experience are essential for penetrating the target market and was the basis for asking him to fill the role of President for the company.

Prior to joining Baytex, Martin was a founder, President and then Chairman for Traveler Pubs, Inc. in Seattle. In addition, he has founded and served as CEO for EmLogis (employee logistics); S2S Systems International, Inc. (energy) and Spur Growth Partners, LLC (consulting). He has established and run software sales/marketing operations in the Asia/Pacific region, served as VP of Sales (TerraSciences, Inc.) and VP of Marketing (NASDAQ:NEON).

Martin currently sits on the board of Traveler Pubs, Inc., Amendment XXI Holdings, LLC and S2S Systems International, Inc.

Item 6 - Executive Compensation Fiscal 2018 Forecast

	2018	2017
Name	Compensation		Position

William Walker	$10,000	$0	Chairman

Total	$10,000	$0

Item 7 - Certain Relationships and Related Transactions

The Bylaws of the Company require that all officers and directors fully disclose any relationship that each may have in contracts or transactions involving the business or assets of the Company. The officers and directors are not precluded from holding interest in other businesses which may compete with the Company, but such participation must be disclosed, and the person must abstain from any participation in the decisions relating to the transaction or business involving the competing business.

All of the Company’s directors have ownership interests in other companies and business entities which might from time to time engage in potentially competing businesses with the Company. No formal procedure for resolving these potential conflicts has been instituted, and investors are required to rely on the business judgment of the directors in the evaluation of such issues.

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During the nine months ended December 31, 2017, a director of the Company advanced $11,000 proceeds in a note payable, and $2,000 additional proceeds. As of December 31, 2017, the Company owed a director $22,493 due to related party, and $11,000 note payable – related party.

During the year ended March 31, 2017 and 2016, a director of the Company advanced $8,250 and $12,272, respectively, to the Company to cover the Company’s operating expenses. As of March 31, 2017, and 2016, the Company owed this director $17,993 and $12,272, respectively.

As of March 3, 2017, and 2016, the Company owed a director $2,500 and $0, respectively.

As of August 1, 2017, the Promissory note for $100,000 due on August 15, 2017 to REVENUE LLC was extended until August 15, 2019.

On December 16, 2015, the Company entered into a convertible promissory note agreement with a related party for $250,000. The note was due one year after issuance, and was non-interest bearing until maturity. The promissory note was issued to acquire a software license. On August 15, 2016, the Company and the related party amended the due date of the note to August 15, 2017, as well as converted $150,000 of the convertible promissory note for 300,000 common shares. The common shares were fair values at the par value for a total value of $3,000. The gain on the debt conversion was recorded as additional paid-in capital. As of March 31, 2017, the principal amount of $100,000 is outstanding.

On November 15, 2015, the Company entered into a convertible promissory note agreement with a related party for $400,000. The note was due one year after issuance, and was non-interest bearing until maturity. The promissory note was issued to settle $400,000 of outstanding accounts payable with the related party to cover the fair market value of acquiring a source code license agreement for the re:venue software. On August 15, 2016, the Company and the related party amended the due date of the note to August 15, 2017, as well as converted $240,000 of the convertible promissory note for 400,000 common shares. The common shares were fair values at the par value for a total value of $4,000. The gain on the debt conversion was recorded as additional paid-in capital. As of March 31, 2017, the principal amount of $160,000 is outstanding.

On November 15, 2014, the Company entered into a convertible promissory note agreement with a related party for $600,000. The note was due one year after issuance, and was non-interest bearing until maturity. The promissory note was issued to settle $600,000 of outstanding accounts payable with the related party. On August 15, 2016, the Company and the related party amended the due date of the note to August 15, 2017, as well as converted $360,000 of the convertible promissory note for 720,000 common shares. The common shares were fair values at the par value for a total value of $7,200. The gain on the debt conversion was recorded as additional paid-in capital. As of March 31, 2017, the principal amount of $240,000 is outstanding.

Item 8 - Legal Proceedings

None

Item 9 - Market Price and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

The shares of common stock of Baytex Credit Corp. have never been traded in any public trading market. The number of holders of record of our common stock is 106, and these shareholders are primarily friends and business associates of the principals.

Baytex Credit Corp. has never declared or paid any cash dividends on its common stock. We do not anticipate paying cash dividends in the foreseeable future. The payment of cash dividends, if any, in the future will be at the sole discretion of the Board of Directors. We are not otherwise restricted from paying cash dividends on its common stock.

12

Item 10 - Recent Sales of Unregistered Securities

On December 16, 2015, the Company entered into a convertible promissory note agreement with a related party for $250,000. The note was due one year after issuance, and was non-interest bearing until maturity. The promissory note was issued to acquire a software license. On August 15, 2016, the Company and the related party amended the due date of the note to August 15, 2017, as well as converted $150,000 of the convertible promissory note for 300,000 common shares. The common shares were fair values at the par value for a total value of $3,000. The gain on the debt conversion was recorded as additional paid-in capital. As of March 31, 2017, the principal amount of $100,000 is outstanding.

On November 15, 2015, the Company entered into a convertible promissory note agreement with a related party for $400,000. The note was due one year after issuance, and was non-interest bearing until maturity. The promissory note was issued to settle $400,000 of outstanding accounts payable with the related party to cover the fair market value of acquiring a source code license agreement for the re:venue software. On August 15, 2016, the Company and the related party amended the due date of the note to August 15, 2017, as well as converted $240,000 of the convertible promissory note for 400,000 common shares. The common shares were fair values at the par value for a total value of $4,000. The gain on the debt conversion was recorded as additional paid-in capital. As of March 31, 2017, the principal amount of $160,000 is outstanding.

On November 15, 2014, the Company entered into a convertible promissory note agreement with a related party for $600,000. The note was due one year after issuance, and was non-interest bearing until maturity. The promissory note was issued to settle $600,000 of outstanding accounts payable with the related party. On August 15, 2016, the Company and the related party amended the due date of the note to August 15, 2017, as well as converted $360,000 of the convertible promissory note for 720,000 common shares. The common shares were fair values at the par value for a total value of $7,200. The gain on the debt conversion was recorded as additional paid-in capital. As of March 31, 2017, the principal amount of $240,000 is outstanding.

In the relevant period, the controlling shareholder transferred shares of unregistered common stock to accredited investors. The issuer and registrant relied on the exemption afforded by Section 4(2) of the Securities Act and the regulations promulgated thereunder in connection with the transactions. The consideration for the shares issued to all persons has been fully paid, and there exists no commitment by the Company to provide anything of value in connection with the issuance of the shares to any person. No one has made any public solicitation for the sale or distribution of shares. Each shareholder is a person known to the principals of the Company and to each other at the time the shares were issued. Each person receiving the original shares had knowledge of our business and financial condition when they received the shares. No investor currently holding shares made any investment that each could not lose if our shares never have any value. Each certificate for the shares received a restrictive legend advising the holder of the limitations on further transfer without registration or an exemption.

Item 11 - Description of Registrant’s Securities to be Registered

The Company is chartered in the State of Texas. The Company has 40,000,000 authorized shares of common stock par value $0.01. This is the sole class of stock. The holders of the common stock have one vote per share on each matter submitted to a vote at a meeting of the stockholders. The shares of common stock do not carry cumulative voting rights in the election of directors. The common stockholders have no pre-emptive rights to acquire additional shares of common stock or other securities. The common stock carries no subsequent or conversion rights. All shares of common stock now outstanding are fully paid and non-assessable.

The Company acts as its own stock transfer agent.

Item 12 - Indemnification of Officers and Directors

The Certificate of Formation and Bylaws, as amended, of Baytex Credit Corp. provide that the Company shall indemnify all directors and officers of Baytex Credit Corp. to the full extent permitted by the Texas Business Organizations Code and the Texas Miscellaneous Corporation Laws Act. Under the provisions of the Certificate of Formation and the Bylaws of Baytex Credit Corp., as amended, and the Texas Business Organizations Code and the Texas Miscellaneous Corporation Laws Act, any director or officer of Baytex Credit Corp. who, in such person’s capacity as an officer or director, is made or threatened to be made a party to any suit or proceeding, may be indemnified if the Board of Directors determines the director or officer acted in good faith and in a manner the director or officer reasonably believed to be in or not opposed to the best interests of Baytex Credit Corp.. The Certificate of Formation, Bylaws, and the Texas Business Organizations Code further provide that indemnification is not exclusive of any other rights to which individuals may be entitled under the Certificate of Formation, the Bylaws, any agreement, any vote of stockholders or disinterested directors, or otherwise.

The Company has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of Baytex Credit Corp., or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any expense, liability, or loss incurred by such person in any capacity or arising out of such person’s status as a director, officer, employee, or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, whether or not the Company would have the power to indemnify such person against liability under Texas law.

Item 13 - Financial Statements and Supplementary Data

The Report of Independent Registered Public Accounting Firm in compliance with Rule 4-10 of Reg. S-X is included in Item 15 and is incorporate herein by reference.

Item 14 - Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

The Company made no changes, and it has no disagreements with its accountants on accounting and financial disclosure.

13

Item 15 - Financial Statements and Exhibits.

(a)	List separately all financial statements filed as part of the registration statement.

(b)	Exhibits

Exhibit Number	Description

3(i)*	Certificate of Formation of the Company.

3(ii)*	Bylaws of the Company.

10.1*	Employment Agreement between the Company and William Walker

10.2*	Employment Agreement between the Company and Martin Estill.

10.3*	Promissory Note in the pricinple amount of $600,000 dated November 15, 2015 issued by Baytex Credit Corp to Office Trade Company.

10.4*	Source Code License Agreement in the amount of $250,000 dated December 15, 2015 between Baytex Credit Corp and Revenue LLC

10.5*	Amendment No. 1 dated August 15, 2016 to the Source Code License Agreement dated August 15, 2016.

10.6*	Amendment No. 1 dated August 15, 2016 to the Promissory Note between Baytex Credit Corp issued to Office Trade Company

10.7*	Amendment _____ dated August 15, 2016 between Baytex Credit Corp and Spur Growth Partners LLC

___________

* Filed herewith

14

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

BAYTEX CREDIT CORP.

Date: April 17, 2018	By:	William Vincent Walker
William Vincent Walker, Chief Executive Officer

15

Baytex Credit Corp.

16

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Baytex Credit Corp.

We have audited the accompanying balance sheets of Baytex Credit Corp (the “Company”) as of March 31, 2017 and 2016, and the related statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the entity’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Baytex Credit Corp as of March 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MaloneBailey, LLP

www.malonebailey.com

Houston, Texas

April 17, 2018

F-1

BAYTEX CREDIT CORP.

BALANCE SHEETS

	March 31,	March 31,
	2017	2016

ASSETS
Current Assets:
Cash and cash equivalents	$-	$4
Prepaid expenses	7,500	-
Total Current Assets	7,500	4

TOTAL ASSETS	$7,500	$4

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable and accrued liabilities	16,186	-
Notes payable - related parties	500,000	1,250,000
Due to related party	20,493	12,272
Total Current Liabilities	536,679	1,262,272

Total Liabilities	536,679	1,262,272

Stockholders’ Deficit:
Common stock, $0.01 par value, 40,000,000 shares authorized, 2,420,000 and 1,000,000 shares issued and outstanding at March 31, 2017 and 2016, respectively	24,200	10,000
Additional paid-in capital (deficiency)	726,400	(9,400)
Accumulated deficit	(1,279,779)	(1,262,868)
Total Stockholders’ Deficit	(529,179)	(1,262,268)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$7,500	$4

The accompanying notes are an integral part of these financial statements.

F-2

BAYTEX CREDIT CORP.

STATEMENTS OF OPERATIONS

	Year Ended March 31,
	2017	2016

Revenues	$-	$-

Operating Expenses
General and administrative	79	572
Professional fees	16,832	411,717
License fee impairment	-	250,000
Total Operating Expenses	16,911	662,289

Loss from operations	(16,911)	(662,289)

Loss Before Provision for Income Taxes	(16,911)	(662,289)

Provision for Income Taxes	-	-

Net Loss	$(16,911)	$(662,289)

Net Loss Per Common Share: Basic and Diluted	$(0.01)	$(0.66)

Weighted Average Number of Common Shares Outstanding: Basic and Diluted	2,420,000	1,000,000

The accompanying notes are an integral part of these financial statements.

F-3

BAYTEX CREDIT CORP.

STATEMENTS OF STOCKHOLDERS’ DEFICIT

			Additional
			paid-in
	Common stock		capital	Accumulated
	Shares	Amount	(deficiency)	Deficit	Total

Balance, March 31, 2015	1,000,000	$10,000	$(9,400)	$(600,579)	$(599,979)

				-	-
Net loss for the period	-	-	-	(662,289)	(662,289)

Balance, March 31, 2016	1,000,000	$10,000	$(9,400)	$(1,262,868)	$(1,262,268)

Common stock issued for conversion of related party debt	1,420,000	14,200	735,800	-	750,000
Net loss for the period	-	-	-	(16,911)	(16,911)

Balance, March 31, 2017	2,420,000	$24,200	$726,400	$(1,279,779)	$(529,179)

The accompanying notes are an integral part of these financial statements.

F-4

BAYTEX CREDIT CORP.

STATEMENTS OF CASH FLOWS

	Year Ended March 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(16,911)	$(662,289)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment of license fee	-	250,000
Consulting fee related party expense	-	400,000
Changes in operating assets and liabilities:
Prepaid expenses	(7,500)	-
Accounts payable and accrued liabilities	24,336	12,217
Due to related party	71	55
Net Cash Used in Operating Activities	(4)	(17)

Net cash decrease for period	(4)	(17)
Cash at beginning of period	$4	$21
Cash at end of period	$-	$4

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

NON CASH INVESTING AND FINANCING ACTIVITIES
Replacement of accounts payable to note payable	$-	$400,000
Purchase of software license in exchange for note payable	$-	$250,000

Expenses paid by a related party	8,150	12,217
Common stock issued for debt	$750,000	$-

The accompanying notes are an integral part of these financial statements.

F-5

BAYTEX CREDIT CORP.

NOTES TO THE FINANCIAL STATEMENTS

March 31, 2017 and 2016

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

The Baytex Credit Corp. (the “Company”) was incorporated in the State of Texas on July 17, 1989. The Company’s fiscal year end is March 31.

On April 1, 2016, the Company filed a petition for reorganization under Chapter 11 of the Bankruptcy Code. The issues with creditors which precipitated the filing were resolved in the following months. In July 2016, the parties settled the disputes. An agreed Motion for Dismissal was filed by the parties. On August 11, 2016, the Order for Dismissal with prejudice was signed and filed by all parties. The settlement of debt was amicable with the creditors and does not present an impediment to the Company doing business going forward.

The Company intends to sell custom marketing software to the restaurant sector. The software is a marketing platform designed to coordinate e-marketing and social media advertising.

NOTE 2 – BASIS OF PRESENTATION

Basis of Presentation

The financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The Financial Statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. The estimates and judgments will also affect the reported amounts for certain expenses during the reporting period. Actual results could differ from these good faith estimates and judgments.

Cash and cash equivalents

Cash and cash equivalents include cash in banks, money market funds, and certificates of term deposits with maturities of less than three months from inception, which are readily convertible to known amounts of cash and which, in the opinion of management, are subject to an insignificant risk of loss in value. At March 31, 2017 and 2016, the Company had $0 and $4 in cash and cash equivalents, respectively.

Financial Instruments

The Company follows ASC 820, “Fair Value Measurements and Disclosures”, which defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels, which gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1) and the lowest priority to unobservable inputs (Level 3).

The three levels of the fair value hierarchy are described below:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

F-6

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist of cash, prepaid expense, accounts payable and accrued liabilities and amount due to related party. Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the fair values of all of our other financial instruments approximate their carrying values current because of their nature and respective maturity dates or durations.

Concentrations of Credit Risk

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. At times, its cash and cash equivalents with a particular financial institution may exceed any applicable government insurance limits. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Revenue Recognition

The Company will recognize revenue from the sale of products and services in accordance with ASC 605,”Revenue Recognition.” No revenue has been recognized since inception.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Income Taxes

The Company accounts for income taxes using an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

Net Loss per Share of Common Stock

The Company has adopted ASC Topic 260, “Earnings per Share,” (“EPS”) which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation. In the accompanying financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

The Company has no potentially dilutive securities, such as options or warrants, currently issued and outstanding.

Commitments and Contingencies

The Company follows ASC 450-20, “Loss Contingencies,” to report accounting for contingencies. Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. There were no commitments or contingencies as of March 31, 2017, or March 31, 2016.

F-7

Correction of an error

In December, 2017, the Company identified an error in the accounting and presentation of 123,000 shares issued for no consideration whereby they were initially accounted and presented as issued by the Company and should not have been accounted for as a Company issuance as these shares were issued directly between the holders and a director of the Company. No new shares were issued in this transaction. These financials have been revised to correct this error.

The Company assessed the effect of the above error in the aggregate on the previously issued financial statements in accordance with the SEC’s Staff Accounting Bulletins No. 99 and 108 and, based on an analysis of quantitative and qualitative factors, determined that the errors were not material to the Company’s prior annual financial statements. These financials have been revised to correct this error herein. The effect of the error corrections previously reported resulted in a decrease of the number of outstanding shares at March 31, 2017 from 2,543,000 to 2,420,000 and 1,123,000 to 1,000,000 at March 31, 2016 as revised respectively.

Recent Accounting Pronouncements

In January 2017, the FASB has issued Accounting Standards Update (ASU) No. 2017-04, ”Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment.” These amendments eliminate Step 2 from the goodwill impairment test. The annual, or interim, goodwill impairment test is performed by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. In addition, income tax effects from any tax deductible goodwill on the carrying amount of the reporting unit should be considered when measuring the goodwill impairment loss, if applicable. The amendments also eliminate the requirements for any reporting unit with a zero or negative carrying amount to perform a qualitative assessment and, if it fails that qualitative test, to perform Step 2 of the goodwill impairment test. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. Effective for public business entities that are SEC filers for annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. ASU 2017-04 should be adopted on a prospective basis. The Company is currently evaluating the potential impact that the adoption of this ASU may have on its financial statements.

Management has considered all recent accounting pronouncements issued to date. The Company’s management believes that these recent pronouncements will not have a material effect on the Company’s financial statements.

NOTE 3 – GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company has no revenues since inception and has an accumulated deficit of $1,279,779 as of March 31, 2017. The Company currently has limited working capital, and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. These factors raise substantial doubt as to the Company’s ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 4 – EQUITY

Common Shares- Restated

The Company has authorized 40,000,000 common shares with a par value of $0.01 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

On December 5, 2015, the Company filed a Certificate of Amendment with the state of Texas, to the Company’s Articles of Incorporation, to increase the number of authorized shares of capital stock from 100,000 shares to 40,000,000 shares and par value from $1 to $0.01. All share amounts have been retroactively adjusted for this amendment to the increase in authorized share and change in par value.

During the year ended March 31, 2017, the Company issued 1,420,000 shares of common stock for the conversion of debt with three related parties of $750,000. All gains on the conversion of debt have been recorded as additional paid-in capital.

During the year ended March 31, 2016, a Director issued 123,000 shares of privately held common stock to affiliates in a private transaction. There was no effect on the outstanding shares of the Company.

As of March 31, 2017, and 2016, the Company had 2,420,000 and 1,000,000 shares of common stock issued and outstanding.

On March 31, 1997, 1,000,000 founder shares of common stock were issued to the President of the Company.

The Company has no stock option plan, warrants or other dilutive securities.

NOTE 5 - INCOME TAX

The Company provides for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

F-8

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 35% to the net loss before provision for income taxes for the following reasons:

	March 31, 2017	March 31, 2016
Federal income tax benefit attributed to:
Net operating loss	$(5,919)	$(231,801)
Valuation	5,919	231,801
Net benefit	$-	$-

Net deferred tax assets consist of the following components as of:

	March 31, 2017	March 31, 2016
Deferred tax attributed:
Net operating loss carryover	$(447,923)	$(442,004)
Less: change in valuation allowance	447,923	442,004
Net deferred tax asset	$-	$-

Due to the change in ownership provisions of the Income Tax laws of United States of America, net operating loss carry forwards of $1,279,779, for federal income tax reporting purposes are subject to annual limitations. When a change in ownership occurs, net operating loss carry forwards may be limited as to use in future years. Three years of tax returns are currently open for inspection.

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 7 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. Those loans are non-interest bearing, unsecured, and due on demand.

During the year ended March 31, 2017 and 2016, a director of the Company advanced $8,250 and $12,272, respectively, to the Company to cover the Company’s operating expenses. As of March 3, 2017, and 2016, the Company owed this director $17,993 and $12,272, respectively.

As of March 3, 2017, and 2016, the Company owed a director $2,500 and $0, respectively.

As of August 1, 2017, the Promissory note for $100,000 due on August 15, 2017 to REVENUE LLC was extended until August 15, 2019

F-9

On December 16, 2015, the Company entered into a convertible promissory note agreement with a related party for $250,000. The note was due one year after issuance, and was non-interest bearing until maturity. The promissory note was issued to acquire a software license. On August 15, 2016, the Company and the related party amended the due date of the note to August 15, 2017, as well as converted $150,000 of the convertible promissory note for 300,000 common shares. The common shares were fair values at the par value for a total value of $3,000. The gain on the debt conversion was recorded as additional paid-in capital. As of March 31, 2017, the principal amount of $100,000 is outstanding.

On November 15, 2015, the Company entered into a convertible promissory note agreement with a related party for $400,000. The note was due one year after issuance, and was non-interest bearing until maturity. The promissory note was issued to settle $400,000 of outstanding accounts payable with the related party to cover the fair market value of acquiring a source code license agreement for the re:venue software. On August 15, 2016, the Company and the related party amended the due date of the note to August 15, 2017, as well as converted $240,000 of the convertible promissory note for 400,000 common shares. The common shares were fair values at the par value for a total value of $4,000. The gain on the debt conversion was recorded as additional paid-in capital. As of March 31, 2017, the principal amount of $160,000 is outstanding.

On November 15, 2014, the Company entered into a convertible promissory note agreement with a related party for $600,000. The note was due one year after issuance, and was non-interest bearing until maturity. The promissory note was issued to settle $600,000 of outstanding accounts payable with the related party. On August 15, 2016, the Company and the related party amended the due date of the note to August 15, 2017, as well as converted $360,000 of the convertible promissory note for 720,000 common shares. The common shares were fair values at the par value for a total value of $7,200. The gain on the debt conversion was recorded as additional paid-in capital. As of March 31, 2017, the principal amount of $240,000 is outstanding.

NOTE 8 – SUBSEQUENT EVENT

The Company has analyzed its operations subsequent to March 31, 2017 through the date of the issuance of these financial statements and has determined that it does not have any material events to disclose, other than those noted below.

Subsequent to March 31, 2017, the Company received $2,000 from a related party, recorded as due to related party, and a $11,000 note payable from a related party.

F-10

BAYTEX CREDIT CORP.

BALANCE SHEETS

(Unaudited)

	December 31,	March 31,
	2017	2017
ASSETS
Current Assets:
Cash and cash equivalents	$1,111	$-
Prepaid expenses	-	7,500
Total Current Assets	1,111	7,500

TOTAL ASSETS	$1,111	$7,500

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts payable and accrued liabilities	25,770	16,186
Notes payable - related parties	500,000	500,000
Due to related party	22,493	20,493
Total Current Liabilities	548,263	536,679

Note payable - related party	11,000	-
Total Liabilities	559,263	536,679

Stockholders' Deficit:
Common stock, $0.01 par value, 40,000,000 shares authorized, 2,420,000 shares issued and outstanding at December 31, 2017 and March 31, 2017, respectively	24,200	24,200
Additional paid-in capital	726,400	726,400
Accumulated deficit	(1,308,752)	(1,279,779)
Total Stockholders' Deficit	(558,152)	(529,179)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,111	$7,500

The accompanying notes are an integral part of these unaudited financial statements.

F-11

BAYTEX CREDIT CORP.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2017	2016	2017	2016

Revenues	$-	$-	$-	$-

Operating Expenses
General and administrative	24	21	60	56
Professional fees	11,008	-	28,833	16,182
Total Operating Expenses	11,032	21	28,893	16,238

Loss from operations	(11,032)	(21)	(28,893)	(16,238)

Other Expense
Interest expense	(80)	-	(80)	-
Total Other Expense	(80)	-	(80)	-

Loss Before Provision for Income Taxes	10,952	21	28,813	16,238

Provision for Income Taxes	-	-	-	-

Net Loss	$(11,112)	$(21)	$(28,973)	$(16,238)

Net Loss Per Common Share: Basic and Diluted	$(0.00)	$(0.00)	$(0.01)	$(0.01)

Weighted Average Number of Common

Shares Outstanding: Basic and Diluted	2,420,000	2,420,000	2,420,000	1,717,810

 The accompanying notes are an integral part of these unaudited financial statements.

F-12

BAYTEX CREDIT CORP.

STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended December 31,
	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(28,973)	$(16,238)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Prepaid expenses	7,500	-
Accounts payable and accrued liabilities	9,584	16,182
Net Cash Used in Operating Activities	(11,889)	(56)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from note payable - related party	11,000	-
Proceeds from related party	2,000	96
Net cash provided by Financing Activities	13,000	96

Net cash increase for period	1,111	40
Cash at beginning of period	-	4
Cash at end of period	$1,111	$44

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest	$-	$-

NON CASH INVESTING AND FINANCING ACTIVITIES
Common stock issued for debt	$-	$750,000
Cancelation of issuance of common stock for services	$-	$-

The accompanying notes are an integral part of these unaudited financial statements.

F-13

BAYTEX CREDIT CORP.

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2017

(Unaudited)

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

The Baytex Credit Corp. (the “Company”) was incorporated in the State of Texas on July 17, 1989. The Company’s fiscal year end is March 31.

The Company intends to sell custom marketing software to the restaurant sector. The software is a marketing platform designed to coordinate e-marketing and social media advertising.

NOTE 2 – BASIS OF PRESENTATION

Unaudited Interim Financial Statements

The accompanying unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America for interim financial information and with the instructions to Regulation S-X. These unaudited interim financial statements do not include all of the information required for full annual financial statements and should be read in conjunction with the Company’s audited financial statements for the period ended March 31, 2017, thereto contained herein this Form 10.

In the opinion of management, all adjustments consisting of normal recurring entries necessary for a fair statement of the periods presented for: (a) the financial position; (b) the result of operations; and (c) cash flows, have been made in order to make the financial statements presented not misleading. The results of operations for such interim periods are not necessarily indicative of operations for a full year.

NOTE 3 – GOING CONCERN

The accompanying unaudited interim financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. However, the Company had no revenues and has an accumulated deficit as of December 31, 2017. The Company currently has a working capital deficit and has not completed its efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time. These factors raise substantial doubt as to the Company’s ability to continue as a going concern.

Management anticipates that the Company will be dependent, for the near future, on additional investment capital to fund operating expenses The Company intends to position itself so that it may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that the Company will be successful in this or any of its endeavors or become financially viable and continue as a going concern.

NOTE 4 – EQUITY

Common Shares

The Company has authorized 40,000,000 common shares with a par value of $0.01 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

During the nine months ended December 31, 2017, there were no issuance of common stock.

As of December 31, 2017, and March 31, 2017, the Company had 2,420,000 shares of common stock issued and outstanding.

The Company has no stock option plan, warrants or other dilutive securities.

F-14

NOTE 5 – COMMITMENTS AND CONTINGENCIES

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 6 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. Those loans are non-interest bearing, unsecured, and due on demand.

During the nine months ended December 31, 2017 and 2016, a director of the Company advanced $2,000 and $96, respectively, to the Company to cover the Company’s operating expenses. As of December 31, 2017, and March 31, 2017, the Company owed this director $19,993 and $17,993, respectively.

As of December 31, 2017 and March 31, 2017, the Company owed a director $2,500 and $2,500, respectively.

On October 4, 2017, the Company entered into a promissory note agreement with a related party for $11,000. The note was due on December 31, 2019 and was 3% interest bearing until maturity. During the nine months ended December, 31, 2017, the Company recorded interest expense of $80. As of December 31, 2017, the principal amount of $11,000 and accrued interest of $80 are outstanding.

On December 16, 2015, the Company entered into a convertible promissory note agreement with a related party for $250,000. The note was due one year after issuance, and was non-interest bearing until maturity. The promissory note was issued to acquire a software license. On August 15, 2016, the Company and the related party amended the due date of the note to August 15, 2017, as well as converted $150,000 of the convertible promissory note for 300,000 common shares. The common shares were fair values at the par value for a total value of $3,000. The gain on the debt conversion was recorded as additional paid-in capital. As of December 31, 2017, the principal amount of $100,000 is outstanding

On November 15, 2015, the Company entered into a convertible promissory note agreement with a related party for $400,000. The note was due one year after issuance, and was non-interest bearing until maturity. The promissory note was issued to settle $400,000 of outstanding accounts payable with the related party to cover the fair market value of acquiring a source code license agreement for the re:venue software. On August 15, 2016, the Company and the related party amended the due date of the note to August 15, 2017, as well as converted $240,000 of the convertible promissory note for 400,000 common shares. The common shares were fair values at the par value for a total value of $4,000. The gain on the debt conversion was recorded as additional paid-in capital. As of December 31, 2017, the principal amount of $160,000 is outstanding.

On November 15, 2014, the Company entered into a convertible promissory note agreement with a related party for $600,000. The note was due one year after issuance, and was non-interest bearing until maturity. The promissory note was issued to settle $600,000 of outstanding accounts payable with the related party. On August 15, 2016, the Company and the related party amended the due date of the note to August 15, 2017, as well as converted $360,000 of the convertible promissory note for 720,000 common shares. The common shares were fair values at the par value for a total value of $7,200. The gain on the debt conversion was recorded as additional paid-in capital As of December 31, 2017, the principal amount of $240,000 is outstanding.

As of August 1, 2017, the Promissory note for $100,000 due on August 15, 2017 to REVENUE LLC was extended until August 15, 2019.

NOTE 7 – SUBSEQUENT EVENT

The Company has analyzed its operations subsequent to December 31, 2017 through the date of the issuance of these financial statements and has determined that it does not have any material events to disclose.

F-15